CHRISTOPHER C. WHEELER
                                                      Member of the Firm

                                                      Direct Dial 561.995.4702
                                                      cwheeler@proskauer.com








                                   May 5, 2004


theglobe.com, inc
110 East Broward Blvd.
Suite 1400
Fort Lauderdale, FL 33301

        RE: REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

      We are acting as special counsel to the theglobe.com, inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"), of an aggregate of up to 130,396,940 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company by persons who are referred to in the Registration Statement as "Selling Stockholders." Of such 130,396,940 Shares (i) 100,598,406 are presently issued and outstanding (the "Outstanding Shares") and
(ii) 29,798,534 Shares are issuable (a) pursuant to the exercise of warrants owned by certain of the Selling Stockholders (the "Warrant Shares") or (b) to one of the Selling Stockholders upon attainment of certain business objectives as set forth in an agreement between the Company and such Stockholder (the "Earn-out Shares" and together with the Warrant Shares, the "Issuable Shares"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information and certifications from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

      In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original

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theglobe.com, inc.
May 5, 2004
Page 2


or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

      Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion as follows:

      1. The Outstanding Shares have been duly authorized, validly issued and are fully paid and non-assessable; and

      2. The Issuable Shares, when issued, paid for (or earned) and delivered as authorized, will be validly issued, fully paid and non-assessable.

      The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and the Delaware Constitution. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

      We hereby consent to the filing of this opinion as an exhibit to the Form SB-2 relating to the registration of the Shares. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      PROSKAUER ROSE LLP


                                      By: /s/ Christopher C. Wheeler
                                          -------------------------------
                                          Christopher C. Wheeler